CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (333-236445) of Equitable Financial Life Insurance Company of our report dated March 12, 2020 relating to the consolidated financial statements and financial statement schedules, which appears in Equitable Financial Life Insurance Company’s (formerly known as AXA Equitable Life Insurance Company) Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

New York, NY

November 5, 2020